UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2026

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
Information set forth herein under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.
Information set forth herein under Item 5.02 is hereby incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On June 10, 2025, the Compensation Committee (the “Committee”) of Commercial Vehicle Group, Inc. (the “Company”) granted 805,031 shares of restricted stock pursuant to the Company's Amended and Restated 2020 Equity Incentive Plan (the “Plan”) to Mr. James Ray, the Company’s President and Chief Executive Officer. It came to the attention of the Committee that, in light of the significant fluctuation in the Company's stock price, the original grant to Mr. Ray exceeded the Plan share limitation by 85,031 shares. Effective April 22, 2026, Mr. Ray agreed to surrender and transfer to the Company for no consideration, all right, title and interest in and to 85,031 unvested shares of such restricted stock award so that the original grant will comply with the requirements of the Plan. A copy of the amended and restated restricted stock agreement to surrender such restricted stock award is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of such agreement is qualified in their entirety by reference to such exhibit.

On March 31, 2025, the Committee established the 2025 long term incentive plan for the Company’s named executive officers, pursuant to which the participants could earn awards based on the greater of either EBITDA performance or stock price performance over a three-year performance period. The 2025 long-term incentive plan for Mr. Ray provided that 50% of his award would be settled in cash (with threshold, target and maximum awards at $480,000, $960,000 and $1,920,000, respectively) and 50% of his award would be settled in stock (with threshold, target and maximum awards at $480,000, $960,000 and $1,920,000, respectively) if the performance measures are met. Due to limitations on the number of shares that can be granted under the Plan, the 2025 long-term incentive plan award to Mr. Ray that would be settled in stock (“Mr. Ray’s 2025 Performance Award Settled in Stock”) was cancelled, as of April 23, 2026, with Mr. Ray irrevocably forfeiting all rights, title and interest in Mr. Ray’s 2025 Performance Award Settled in Stock. The Committee will engage with Meridian Compensation Partners, the Committee’s compensation consultant, to evaluate alternative compensation approaches intended to reasonably compensate Mr. Ray for the cancelled award. The Company expects to reach agreement with Mr. Ray, prior to June 30, 2026, to replace the compensation foregone by Mr. Ray as a result of cancellation of his 2025 Performance Award Settled in Stock. Any replacement compensation arrangement, if agreed upon, will be disclosed in accordance with Securities and Exchange Commission rules, by amendment to this Current Report on Form 8-K. A copy of the termination of the stock award agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms is qualified in their entirety by reference to such exhibit.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	The amended and restated restricted stock agreement to surrender such restricted stock award between the Company and James Ray, dated April 22, 2026.
10.2	Termination of the Stock Award Agreement between the Company and James Ray, dated April 23, 2026.
104	Cover Page Interactive Data File (embedded in the cover page form)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

April 28, 2026	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer